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                                                                   EXHIBIT 23.02



                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Gliatech Inc. Selected Historical Financial Information" and "Experts" in the Joint Proxy Statement/Prospectus that is made part of this Registration Statement (Form S-4 dated June 16, 2000) and to the incorporation by reference therein of our report dated March 3, 2000 with respect to the consolidated financial statements and schedule of Gliatech Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                /s/ ERNST & YOUNG LLP


Cleveland, Ohio
June 15, 2000